AnaptysBio Announces First Quarter 2022 Financial Results and
Provides Pipeline Update
•Top-line data from the ongoing imsidolimab (anti-IL-36R Ab) HARP Phase 2 trial in moderate-to-severe hidradenitis suppurativa is anticipated in Q3 2022
•Top-line data from the ongoing imsidolimab GEMINI-1 Phase 3 trial in GPP is anticipated in Q4 2023
•Top-line data from the ongoing rosnilimab (anti-PD-1 agonist Ab) AZURE Phase 2 trial in moderate-to-severe alopecia areata is anticipated in H1 2023
•Ended Q1 2022 with approximately $596.8 million in cash with anticipated 2022 net cash burn of $90 to $100 million
SAN DIEGO, May 4, 2022 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibodies focused on emerging immune control mechanisms applicable to inflammation and immuno-oncology indications, today reported operating results for the first quarter ended March 31, 2022 and provided pipeline updates.
“We are excited with our recently released Phase 1 trial results of ANB032, our anti-BTLA agonist, and the potential to broadly treat T and B-cell driven inflammatory diseases. Our recently initiated strategic portfolio review will define the path forward across a breadth of clinical development options of potential inflammation-focused indications that could be pursued for each of our clinical and preclinical therapeutic antibody programs,” said Daniel Faga, interim president and chief executive officer of AnaptysBio. “We look forward to continuing to execute on our ongoing clinical trials with multiple readouts throughout the next 18 months.”
Imsidolimab (Anti-IL-36 receptor) Program
•Imsidolimab, our investigational wholly owned anti-IL-36R therapeutic antibody, is in Phase 3 trials in generalized pustular psoriasis (GPP), and we anticipate top-line data from the GEMINI-1 Phase 3 clinical trial in Q4 2023.
•We anticipate top-line data from the HARP Phase 2 trial in moderate-to-severe hidradenitis suppurativa in Q3 2022.
Rosnilimab (Anti-PD-1 agonist) Program
•Rosnilimab, our investigational wholly owned anti-PD-1 agonist therapeutic antibody, previously known as ANB030, is in the AZURE Phase 2 clinical trial in moderate-to-severe alopecia areata, and we anticipate top-line data in H1 2023.
ANB032 (Anti-BTLA agonist) Program
•Announced positive top-line phase 1 data in April 2022 of ANB032, our investigational wholly owned anti-BTLA agonist antibody, demonstrating favorable safety and tolerability with no dose limiting toxicities were observed and no serious adverse events (SAEs) reported.
•ANB032 pharmacokinetic analyses demonstrated a favorable profile including an approximate two-week half-life and Full BTLA receptor occupancy rapidly within hours and was maintained for greater than 30 days.
•ANB032 also demonstrated rapid and sustained target engagement on both T cells and B cells.
•We are advancing ANB032 with an IND filing for a Phase 2 clinical trial anticipated in H2 2022.

First Quarter Financial Results
•Cash, cash equivalents and investments totaled $596.8 million as of March 31, 2022, compared to $615.2 million as of December 31, 2021, for a decrease of $18.4 million. The decrease relates primarily to cash used for operating activities offset by cash received from stock option exercises.
•Collaboration revenue was $1.0 million for the three months ended March 31, 2022, compared to $11.2 million for the three months ended March 31, 2021. The decrease relates primarily to one milestone achieved for JEMPERLI in the first quarter of 2021 for $10.0 million, and no milestones achieved in the first quarter of 2022.
•Research and development expenses were $22.5 million for the three months ended March 31, 2022, compared to $24.2 million for the three months ended March 31, 2021. The decrease was due primarily to reduced imsidolimab manufacturing costs offset by increased costs for the Company’s clinical programs. The R&D non-cash, stock-based compensation expense was $1.7 million for the three months ended March 31, 2022 as compared to $1.2 million in the same period in 2021.
•General and administrative expenses were $10.2 million for the three months ended March 31, 2022, compared to $5.4 million for the three months ended March 31, 2021. The increase was due primarily to $3.8 million of costs incurred for our former President and CEO’s resignation in the first quarter of 2022. The G&A non-cash, stock-based compensation expense was $6.1 million for the three months ended March 31, 2022 which includes $3.2 million of the $3.8 million one-time costs described earlier as compared to $2.1 million in the same period in 2021.
•Net loss was $36.3 million for the three months ended March 31, 2022, or a net loss per share of $1.31, compared to a net loss of $18.2 million for the three months ended March 31, 2021, or a net loss per share of $0.66.
About AnaptysBio
AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibodies focused on unmet medical needs in inflammation. The Company’s proprietary anti-inflammatory pipeline includes imsidolimab, its anti-IL-36R antibody, previously referred to as ANB019, for the treatment of dermatological inflammatory diseases, including generalized pustular psoriasis, or GPP, and moderate-to-severe hidradenitis suppurativa; rosnilimab, its anti-PD-1 agonist program, previously referred to as ANB030, for the treatment of moderate-to-severe alopecia areata; and its anti-BTLA agonist program, ANB032, which is broadly applicable to human inflammatory diseases associated with lymphoid and myeloid immune cell dysregulation. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation, or SHM platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology collaboration with GSK, including an anti-PD-1 antagonist antibody (JEMPERLI (dostarlimab-gxly) GSK4057190), an anti-TIM-3 antagonist antibody (cobolimab, GSK4069889) and an anti-LAG-3 antagonist antibody (GSK4074386).
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from our clinical trials, including imsidolimab’s Phase 3 clinical trial in GPP, Phase 2 clinical trial in hidradenitis suppurativa, and rosnilimab’s Phase 2 clinical trial in alopecia areata; and the timing of ANB032’s IND filing for a Phase 2 clinical trial; and our projected use of our cash resources. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Contact:
Dennis Mulroy
AnaptysBio, Inc.
858.732.0201
dmulroy@anaptysbio.com

AnaptysBio, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
(unaudited)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$166,412	$495,729
Receivables from collaborative partners	921	876
Short-term investments	339,209	52,368
Prepaid expenses and other current assets	5,869	4,903
Total current assets	512,411	553,876
Property and equipment, net	2,162	2,283
Operating lease right-of-use assets	19,147	19,558
Long-term investments	91,195	67,097
Other long-term assets	256	256
Total assets	$625,171	$643,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,481	$1,741
Accrued expenses	15,763	12,853
Current portion of operating lease liability	1,537	1,505
Total current liabilities	19,781	16,099
Liability related to sale of future royalties	255,584	251,093
Operating lease liability, net of current portion	19,059	19,450
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 28,178 shares and 27,647 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	28	28
Additional paid in capital	691,161	678,575
Accumulated other comprehensive loss	(2,434)	(422)
Accumulated deficit	(358,008)	(321,753)
Total stockholders’ equity	330,747	356,428
Total liabilities and stockholders’ equity	$625,171	$643,070

AnaptysBio, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$970	$11,247
Operating expenses:
Research and development	22,516	24,185
General and administrative	10,203	5,423
Total operating expenses	32,719	29,608
Loss from operations	(31,749)	(18,361)
Other income (expense), net:
Interest income	342	195
Non-cash interest expense for the sale of future royalties	(4,854)	—
Other income, net	6	3
Total other income (expense), net	(4,506)	198
Net loss	(36,255)	(18,163)
Unrealized loss on available for sale securities	(2,012)	(107)
Comprehensive loss	$(38,267)	$(18,270)
Net loss per common share:
Basic and diluted	$(1.31)	$(0.66)
Weighted-average number of shares outstanding:
Basic and diluted	27,713	27,361